UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2004

InSite Vision Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Avenue, Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 865-8800

Not applicable

(Former name or former address, if changed since last report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT	3

	SIGNATURES	4

Item 4.	Changes in Registrant’s Certifying Accountant

(b) New Independent Accountant.

On February 19, 2004, InSite Vision Incorporated (“InSite Vision” or “Registrant”) engaged Burr, Pilger & Mayer LLP as its new independent accountant. The decision to engage Burr, Pilger & Mayer LLP was recommended and approved by the Audit Committee of the Board of Directors of InSite Vision.

During the two most recent fiscal years ended December 31, 2002 and December 31, 2003, respectively, and during the current fiscal year through the engagement of Burr, Pilger & Mayer LLP on February 19, 2004, the Registrant has not consulted with Burr, Pilger & Mayer LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED

Dated: February 24, 2004	By:	/s/ S. Kumar Chandrasekaran
S. Kumar Chandrasekaran, Ph. D. Chief Executive Officer

4